Exhibit 99.1

Jive Software Announces Fourth Quarter and Full Year 2013 Financial Results

•	Record fourth quarter:

•	Total revenue of $39.3 million, up 21% year-over-year

•	Product revenue of $35.8 million, up 25% year-over-year

•	Short-term billings of $53.1 million, up 16% year-over-year

•	Record fiscal year:

•	Total revenue of $145.8 million, up 28% year-over-year

•	Product revenue of $131.5 million, up 31% year-over-year

•	Short-term billings of $170.5 million, up 23% year-over-year

Palo Alto, Calif. – February 11, 2014 — Jive Software, Inc. (NASDAQ: JIVE), a leader in social business, today announced financial results for its fourth quarter and fiscal year ended December 31, 2013.

“We are pleased to report a strong finish to 2013,” stated Tony Zingale, Chairman & CEO of Jive. “In the fourth quarter, we saw positive results from our focused go-to-market messaging and sales efforts that were targeted at key IT and line of business decision makers. We continued to build on our highly differentiated track record of market leading innovation with the release of Jive Fall Cloud/Jive 7 and our unique ability to deliver tangible business results for our customers. We are excited by the progress we made in the second half of 2013 and believe we are well positioned to build upon this momentum in 2014.”

Fourth Quarter 2013 Financial Highlights

•	Revenue: Total revenue for the fourth quarter was $39.3 million, an increase of 21% on a year-over-year basis. Within total revenue, product revenue was $35.8 million for the fourth quarter, an increase of 25% on a year-over-year basis. Professional services revenue for the fourth quarter was $3.5 million, compared to $3.9 million in the fourth quarter of 2012.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $53.1 million for the fourth quarter, an increase of 16% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, was $58.9 million, an increase of 13% on a year-over-year basis.

•	Gross Profit: GAAP gross profit for the fourth quarter was $24.7 million, compared to $20.5 million for the fourth quarter of 2012. Non-GAAP gross profit was $26.9 million for the fourth quarter, an increase of 24% year-over-year, and non-GAAP gross margin was 68%, representing approximately 100 basis points of margin improvement compared to the fourth quarter of 2012.

•	Loss from Operations: GAAP loss from operations for the fourth quarter was $22.0 million, compared to a loss of $15.7 million for the fourth quarter of 2012. Non-GAAP loss from operations was $10.5 million, compared to a non-GAAP loss from operations of $8.9 million for the fourth quarter of 2012.

•	Net Loss: GAAP net loss for the fourth quarter was $22.3 million, compared to a net loss of $15.6 million for the same period last year. GAAP net loss per share for the fourth quarter was $0.32, based on 68.8 million weighted-average shares outstanding, compared to a net loss per share of $0.24, based on 64.2 million weighted-average shares outstanding for the same period last year.

Non-GAAP net loss for the fourth quarter was $10.7 million, compared to a net loss of $9.1 million for the same period last year. Non-GAAP net loss per share for the fourth quarter was $0.16, based on 68.8 million weighted-average shares outstanding, compared to a net loss per share of $0.14, based on 64.2 million weighted-average shares outstanding for the same period last year.

•	Balance Sheet and Cash Flow: As of December 31, 2013, Jive had cash and cash equivalents and marketable securities of $141.7 million, compared to $152.0 million as of September 30, 2013. Cash used from operations was ($4.3) million and the company invested $5.1 million in capital expenditures, leading to free cash flow of ($9.4) million for the fourth quarter of 2013. Free cash flow was ($2.9) million for the fourth quarter of 2012. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

Full Year 2013 Financial Highlights

•	Revenue: Total revenue was $145.8 million for fiscal 2013, an increase of 28% on a year-over-year basis. Within total revenue, product revenue was $131.5 million for fiscal 2013, an increase of 31% on a year-over-year basis. Services revenue for fiscal 2013 was $14.3 million, an increase of 5% on a year-over-year basis.

•	Non-GAAP Billings: Short-term billings, which Jive defines as revenue plus the change in short-term deferred revenue, were $170.5 million for fiscal 2013, an increase of 23% on a year-over-year basis. Total billings, which Jive defines as revenue plus the change in short and long-term deferred revenue, were $176.1 million, an increase of 15% on a year-over-year basis.

•	Gross Profit: GAAP gross profit was $90.5 million fiscal 2013, compared to $68.8 million for fiscal 2012. Non-GAAP gross profit was $97.8 million for fiscal 2013, representing a year-over-year increase of 33% and a non-GAAP gross margin of 67%.

•	Loss from Operations: GAAP loss from operations was $76.0 million for fiscal 2013, compared to a loss of $47.1 million for fiscal 2012. Non-GAAP loss from operations was $36.3 million for fiscal 2013, compared to a loss of $26.2 million for fiscal 2012.

•	Net Loss: GAAP net loss for fiscal 2013 was $75.4 million, compared to a $47.4 million net loss for fiscal 2012. GAAP net loss per share for fiscal 2013 was $1.12 based on 67.4 million weighted-average shares outstanding, compared to a loss per share of $0.76 based on 62.6 million weighted-average shares outstanding for fiscal 2012.

Non-GAAP net loss for fiscal 2013 was $37.1 million, compared to a $26.9 million net loss for fiscal 2012. Non-GAAP net loss per share for fiscal 2013 was $0.55, based on 67.4 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.43 based on 62.6 million weighted-average shares outstanding for fiscal 2012.

•	Cash Flow: The company used ($3.0) million in cash from operations and invested $13.9 million in capital expenditures, leading to free cash flow of ($16.9) million for fiscal 2013. Free cash flow was ($7.5) million for fiscal 2012.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Fourth Quarter and Recent Business Highlights

•	Ended the fourth quarter with 876 customers, an increase of 76 compared to the end of 2012 and an increase of 21 compared to the end of the third quarter of 2013.

•	Signed new and expanded customer relationships with AES Corporation, Bank of New York Mellon, Boston Beer Company, CA Technologies, IHS Global, JM Family Enterprises, Lafarge, LDS Church, Nokia Siemens, OSISoft, Shaw Cablesystems, Scotiabank, Spectrum Health, and Windstream, among others.

•	Former Skype and Yahoo! executive, Elisa Steele, joined Jive as its executive vice president of strategy and chief marketing officer. Elisa brings more than 20 years of experience in sales, marketing and strategy gained from her time at Microsoft, Skype, Yahoo!, and NetApp.

•	Shipped Jive 7 cloud, private cloud and hosted solution, Jive’s most innovative product platform ever. Key innovations in this release include: Jive Social Directory, a simple way to source talent and find exerts in your company, real-time messaging, bi-directional syncing with Google Drive, and a Universal App that brings all new functionality to iPad and iPhone devices.

Update on Senior Leadership Team

James Larson, president of worldwide field operations, is resigning from Jive effective March 31, 2014 to pursue opportunities to become a chief executive officer at a private, early stage company. John McCracken, senior vice president of worldwide sales, will continue to run our sales organization while we conduct a search for Mr. Larson’s replacement.

Financial Outlook: As of February 11, 2014, Jive’s guidance for its first quarter and full year 2014 is as follows:

•	First Quarter 2014 Guidance:

•	Total revenue is expected to be in the range of $40.0 million to $41.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $8.0 million to $9.0 million.

•	Non-GAAP loss per share is expected to be in the range of $0.11 to $0.13 based on approximately 69.2 million weighted-average diluted shares outstanding.

•	Full Year 2014 Guidance:

•	Total revenue is expected to be in the range of $170.0 million to $175.0 million.

•	Non-GAAP loss from operations is expected to be in the range of $27.0 million to $32.0 million.

•	Non-GAAP loss per share is expected to be in the range of $0.39 to $0.46 based on approximately 70.5 million weighted-average diluted shares outstanding.

•	Free cash flow is expected to be in the range of negative $15 million to $20 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As certain items that impact GAAP loss from operations and GAAP loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to GAAP loss from operations and GAAP loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company’s financial results for the fourth quarter and full year 2013, in addition to discussing the Company’s outlook for the first quarter and full year 2014. To access this call, dial 1-866-454-4208 (domestic) or 1-913-312-4372 (international) with conference ID #2508011. A live webcast of the conference call will be accessible from the Investor Relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through February 18, 2014, by dialing 1-877-870-5176 (domestic) or 1-858-384-5517 (international). The replay passcode is 2508011.

About Jive Software

Jive (NASDAQ: JIVE) is the communication and collaboration platform for modern, mobile business. Recognized as a leader in social business by the industry’s top analyst firms, Jive’s cloud-based platform connects employees, customers and partners – transforming the way work gets done and unleashing productivity, creativity and innovation for millions of people in the world’s largest businesses. More information can be found at www.jivesoftware.com or the Jive News Blog here.

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses, non-recurring expenses related to acquisitions, amortization of acquisition related intangible assets, and changes in fair value of warrant liabilities. Total billings is defined by the Company as revenue plus the change in total deferred revenue. Short-term billings is defined as revenue plus the change in short-term deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the first fiscal quarter of 2014 and the full year of 2014, the future growth of the social business market, and our belief that we are well positioned to build upon our momentum in 2014. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscription; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

More information about potential factors that could affect our business and financial results is contained in our prospectus as filed with the Securities and Exchange Commission. Additional information will also be set forth in our quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Amanda Pires

(650) 465-1215

amanda.pires@jivesoftware.com

JIVE SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues:
Product	$35,829	$28,604	$131,507	$100,040
Professional services	3,481	3,921	14,256	13,626

Total revenues	39,310	32,525	145,763	113,666
Cost of revenues:
Product	9,633	8,495	37,419	30,240
Professional services	4,959	3,570	17,873	14,625

Total cost of revenues	14,592	12,065	55,292	44,865

Gross profit	24,718	20,460	90,471	68,801
Operating expenses:
Research and development	14,359	11,863	55,742	39,190
Sales and marketing	25,935	19,498	86,083	60,235
General and administrative	6,464	4,764	24,613	16,444

Total operating expenses	46,758	36,125	166,438	115,869

Loss from operations	(22,040)	(15,665)	(75,967)	(47,068)
Other income (expense), net:
Interest income	65	64	249	180
Interest expense	(80)	(96)	(314)	(421)
Other, net	(54)	(94)	(349)	(98)

Total other income (expense), net	(69)	(126)	(414)	(339)

Loss before provision for (benefit from) from income taxes	(22,109)	(15,791)	(76,381)	(47,407)
Provision for (benefit from) for income taxes	176	(218)	(1,010)	28

Net loss	$(22,285)	$(15,573)	$(75,371)	$(47,435)

Basic and diluted net loss per share	$(0.32)	$(0.24)	$(1.12)	$(0.76)

Shares used in basic and diluted per share calculations	68,752	64,165	67,381	62,614

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$38,415	$48,955
Short-term marketable securities	69,809	96,492
Accounts receivable, net of allowances	58,829	54,200
Prepaid expenses and other current assets	9,425	7,864

Total current assets	176,478	207,511
Marketable securities, noncurrent	33,443	22,607
Property and equipment, net of accumulated depreciation	21,379	16,803
Goodwill	29,753	23,435
Intangible assets, net of accumulated amortization	14,310	11,710
Other assets	572	214

Total assets	$275,935	$282,280

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$6,412	$9,557
Accrued payroll and related liabilities	7,469	7,357
Other accrued liabilities	8,478	7,123
Deferred revenue, current	112,432	87,698
Term debt, current	2,400	2,400

Total current liabilities	137,191	114,135
Deferred revenue, less current portion	34,905	29,349
Term debt, less current portion	6,000	8,400
Other long-term liabilities	1,605	538

Total liabilities	179,701	152,422
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	326,834	285,332
Accumulated deficit	(227,531)	(152,160)
Accumulated other comprehensive income	276	31

Total stockholders’ equity	96,234	129,858

Total liabilities and stockholders’ equity	$275,935	$282,280

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(22,285)	$(15,573)	$(75,371)	$(47,435)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,972	2,880	15,774	10,050
Stock-based compensation	10,246	5,932	34,754	18,209
Change in deferred taxes	—	(281)	(1,351)	(281)
Loss on sale of property and equipment	10	21	10	21
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	(18,792)	(18,325)	(4,629)	(22,201)
Prepaid expenses and other assets	1,279	(1,051)	(1,437)	(3,343)
Increase (decrease), net of acquisitions, in:
Accounts payable	(2,336)	1,407	(2,669)	5,529
Accrued payroll and related liabilities	2,080	1,704	101	728
Other accrued liabilities	1,683	2,589	1,057	2,645
Deferred revenue	19,593	19,493	30,290	39,221
Other long-term liabilities	297	(405)	493	—

Net cash provided by (used in) operating activities	(4,253)	(1,609)	(2,978)	3,143
Cash flows from investing activities:
Payments for purchase of property and equipment	(5,145)	(1,259)	(13,934)	(10,648)
Purchases of marketable securities	(26,015)	(12,840)	(111,700)	(154,475)
Sales of marketable securities	11,239	—	40,772	11,147
Maturities of marketable securities	20,579	13,140	84,934	24,229
Acquisitions, net of cash acquired	—	(7,613)	(11,047)	(7,613)

Net cash provided by (used in) investing activities	658	(8,572)	(10,975)	(137,360)
Cash flows from financing activities:
Proceeds from exercise of stock options	356	2,246	6,947	5,970
Taxes paid related to net share settlement of equity awards	(320)	—	(1,074)	—
Payments of initial public offering expenses	—	—	—	(1,014)
Repayments of term loans	(600)	(600)	(2,400)	(2,450)

Net cash provided by (used in) financing activities	(564)	1,646	3,473	2,506

Net decrease in cash and cash equivalents	(4,159)	(8,535)	(10,480)	(131,711)
Effect of exchange rate changes	(32)	18	(60)	17
Cash and cash equivalents, beginning of period	42,606	57,472	48,955	180,649

Cash and cash equivalents, end of period	$38,415	$48,955	$38,415	$48,955

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Gross profit, as reported	$24,718	$20,460	$90,471	$68,801
Add back:
Stock-based compensation	1,161	622	3,450	2,035
Amortization related to acquisitions	972	662	3,626	2,521
Non-recurring acquisition expense	—	—	250	—

Gross profit, non-GAAP	$26,851	$21,744	$97,797	$73,357

Gross margin, non-GAAP	68%	67%	67%	65%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Research and development, as reported	$14,359	$11,863	$55,742	$39,190
less:
Stock-based compensation	4,243	2,065	14,133	6,250
Amortization related to acquisitions	127	17	430	17
Non-recurring acquisition expense	100	100	150	100

Research and development, non-GAAP	$9,889	$9,681	$41,029	$32,823

As percentage of total revenues, non-GAAP	25%	30%	28%	29%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Sales and marketing, as reported	$25,935	$19,498	$86,083	$60,235
less:
Stock-based compensation	3,075	2,080	10,614	4,970
Amortization related to acquisitions	129	11	433	11

Sales and marketing, non-GAAP	$22,731	$17,407	$75,036	$55,254

As percentage of total revenues, non-GAAP	58%	54%	51%	49%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
General and administrative, as reported	$6,464	$4,764	$24,613	$16,444
less:
Stock-based compensation	1,767	1,165	6,557	4,954

General and administrative, non-GAAP	$4,697	$3,599	$18,056	$11,490

As percentage of total revenues, non-GAAP	12%	11%	12%	10%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Loss from operations, as reported	$(22,040)	$(15,665)	$(75,967)	$(47,068)
Add back:
Stock-based compensation	10,246	5,932	34,754	18,209
Amortization related to acquisitions	1,228	690	4,489	2,549
Non-recurring acquisition expense	100	100	400	100

Loss from operations, non-GAAP	$(10,466)	$(8,943)	$(36,324)	$(26,210)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Loss before provision for (benefit from) income taxes, as reported	$(22,109)	$(15,791)	$(76,381)	$(47,407)
Add back:
Stock-based compensation	10,246	5,932	34,754	18,209
Amortization related to acquisitions	1,228	690	4,489	2,549
Non-recurring acquisition expense	100	100	400	100

Loss before provision for (benefit from) income taxes, non-GAAP	$(10,535)	$(9,069)	$(36,738)	$(26,549)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net loss, as reported	$(22,285)	$(15,573)	$(75,371)	$(47,435)
Add back:
Stock-based compensation	10,246	5,932	34,754	18,209
Amortization related to acquisitions	1,228	690	4,489	2,549
Non-recurring acquisition expense	100	100	400	100
Tax benefit related to acquisitions	—	(281)	(1,351)	(281)

Net loss, non-GAAP	$(10,711)	$(9,132)	$(37,079)	$(26,858)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Basic and diluted net loss per share, as reported	$(0.32)	$(0.24)	$(1.12)	$(0.76)
Add back:
Stock-based compensation	0.15	0.09	0.52	0.29
Amortization related to acquisitions	0.01	0.01	0.06	0.04
Non-recurring acquisition expense	0.00	0.00	0.01	0.00
Tax benefit related to acquisitions	—	(0.00)	(0.02)	(0.00)

Basic and diluted net loss per share, non-GAAP	$(0.16)	$(0.14)	$(0.55)	$(0.43)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total revenues	$39,310	$32,525	$145,763	$113,666
Deferred revenue, current, end of period	112,432	87,698	112,432	87,698
Less: Deferred revenue, current, beginning of period	(98,602)	(74,425)	(87,698)	(62,329)

Short-term billings	$53,140	$45,798	$170,497	$139,035

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Total revenues	$39,310	$32,525	$145,763	$113,666
Deferred revenue, end of period	147,337	117,047	147,337	117,047
Less: Deferred revenue, beginning of period	(127,744)	(97,554)	(117,047)	(77,826)

Total Billings	$58,903	$52,018	$176,053	$152,887